UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2009
RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 777, 2628 Pearl Road, Medina, Ohio	44258

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 273-5090
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.02 Results of Operations and Financial Condition.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-10.1
EX-10.2
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
Amendment No. 1 to Credit Agreement
On May 29, 2009, RPM International Inc. (the “Company”) and its subsidiaries, RPM Lux Holdco S.A.R.L., RPOW UK Limited, RPM Europe Holdco B.V., RPM Canada, Tremco Illbruck Production Limited, and RPM Canada Company (the Company and its subsidiaries, collectively, the “Borrowers”) entered into an amendment (the “Amendment”) to the Credit Agreement, dated as of December 29, 2006 (the “Credit Agreement”) with the lenders thereto and National City Bank, as administrative agent for the lenders.
Under the Amendment, the definition of EBITDA has been amended to add back the sum of all (i) non-cash charges relating to the writedown or impairment of goodwill and other intangibles during the applicable period, (ii) other non-cash charges up to an aggregate of $25 million during such applicable period and (iii) one-time cash charges incurred during the period from June 1, 2008 through May 31, 2010, but only up to an aggregate of not more than $25 million during such applicable period. The minimum required consolidated interest coverage ratio remains 3.50 to 1 under the Amendment, but allowance of the add-backs referred to herein has the effect of making this covenant less restrictive.
The Amendment also reduced the maximum consolidated leverage ratio required to be maintained by the Company from 65% to 55% and added a fixed charge coverage covenant beginning with the Company’s fiscal quarter ended August 31, 2009. Under the fixed charge coverage covenant, the ratio of the Company’s consolidated EBITDA for any four-fiscal-quarter period to the sum of its consolidated interest expense, income taxes paid in cash (other than taxes on non-recurring gains), capital expenditures, scheduled principal payments on amortizing indebtedness of the Company and its domestic subsidiaries (other than indebtedness scheduled to be repaid at maturity) and dividends paid in cash (or, for testing periods ending on or before May 31, 2010, 70% of dividends paid in cash), in each case for such four-fiscal-quarter period, may not be less than 1.00 to 1.
Pricing under the Credit Agreement varies based on the Company’s debt rating and was increased pursuant to the Amendment. Obligations bearing interest based on the base rate or the Canadian base rate will be subject to an additional margin of 0.25% to 2.75% per annum, and the margin applicable to obligations bearing interest based on the Eurodollar rate, the adjusted foreign currency rate or the federal funds rate will now be subject to an increased margin of 1.25% to 3.75%. Additionally, the facility fees have been increased in the Amendment to range from 0.25% to 0.75% per annum. Based on the Company’s current debt rating, the margin on base rate loans is 1.125% over the reference rate, the margin on fixed rate loans is 2.125% over the reference rate, and the annual facility fee is 0.375%. Prior to the Amendment, the “Base Rate” was defined as being equal to the greater of (a) the prime rate and (b) the federal funds rate plus 0.5%. The Amendment changes the definition of “Base Rate” such that it is now equal to the greatest of (a) the prime rate, (b) the federal funds rate plus 0.5%, and (c) one-month LIBOR plus 1.0%.
The Amendment also includes a temporary, one-year restriction on certain mergers, asset dispositions and acquisitions involving the Company and its subsidiaries, and contains customary representations and warranties.
The foregoing discussion of the Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of the Amendment No. 1 to Credit Agreement, which is attached as Exhibit 10.1 hereto, and incorporated herein by reference.

Amendment No. 1 to Receivables Purchase Agreement
On May 29, 2009, the Company entered into an amendment number one (the “RPA Amendment”) to its Receivables Purchase Agreement, dated as of April 7, 2009, with RPM Funding Corporation, RPM International Inc., Fifth Third Bank and Wachovia Bank, National Association, and Wachovia Bank, National Association, as Administrative Agent (the “Receivables Purchase Agreement”).
Under the RPA Amendment, the definition of EBITDA has been amended to add back the sum of all (i) non-cash charges relating to the writedown or impairment of goodwill and other intangibles during the applicable period, (ii) other non-cash charges up to an aggregate of $25 million during such applicable period and (iii) one-time cash charges incurred during the period from June 1, 2008 through May 31, 2010, but only up to an aggregate of not more than $25 million during such applicable period. The minimum required consolidated interest coverage ratio remains 3.50 to 1 under the Amendment, but allowance of the add-backs referred to herein has the effect of making this covenant less restrictive.
The RPA Amendment also reduced the maximum consolidated leverage ratio required to be maintained by the Company from 65% to 55% and added a fixed charge coverage covenant beginning with the Company’s fiscal quarter ended August 31, 2009. Under the fixed charge coverage covenant, the ratio of the Company’s consolidated EBITDA for any four-fiscal-quarter period to the sum of its consolidated interest expense, income taxes paid in cash (other than taxes on non-recurring gains), capital expenditures, scheduled principal payments on amortizing indebtedness of the Company and its domestic subsidiaries (other than indebtedness scheduled to be repaid at maturity) and dividends paid in cash (or, for testing periods ending on or before May 31, 2010, 70% of dividends paid in cash), in each case for such four-fiscal-quarter period, may not be less than 1.00 to 1. The RPA Amendment contains customary representations and warranties made by the Company.
The foregoing discussion of the RPA Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of Amendment No. 1 to the Receivables Purchase Agreement filed as Exhibit 10.2 to this Form 8-K.
Item 2.02 Results of Operations and Financial Condition.
During remarks at the Goldman Sachs Basic Materials Conference in New York on June 3, 2009, the Company’s Chairman and Chief Executive Officer Frank C. Sullivan reiterated previous earnings guidance of approximately $0.40 per share for the Company’s fiscal fourth quarter ended May 31, 2009, exclusive of any impairment charges. An excerpt from the transcript of Mr. Sullivan’s presentation containing his statement is attached as Exhibit 99.1 to this report.
Mr. Sullivan’s remarks concerning anticipated fiscal fourth quarter results are “forward-looking statements.” These forward-looking statements are made based on expectations and beliefs concerning future events impacting the Company, and are subject to uncertainties and factors (including those specified below) which are difficult to predict and, in many instances, are beyond the Company’s control. As a result, actual results could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) general economic conditions; (b) the price, supply and capacity of raw materials, including assorted pigments, resins, solvents and other natural gas- and oil-based materials; packaging, including plastic containers; and transportation services, including fuel surcharges; (c) continued growth in demand for our products; (d) legal, environmental and litigation risks inherent in our construction and chemicals businesses and risks related to the adequacy of insurance coverage for such matters; (e) the effect of changes in interest rates; (f) the effect of fluctuations in currency exchange rates upon our foreign operations; (g) the effect of non-currency risks of investing in and conducting operations in foreign countries, including those relating to domestic and international political, social, economic and regulatory factors; (h) risks and uncertainties associated with our ongoing acquisition and divestiture activities; (i) risks related to the adequacy of the Company’s contingent liabilities, including for asbestos-related claims; and (j) other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the risk factors set forth in our Annual Report on Form 10-K for the year ended May 31, 2008, as the same may be updated from time to time. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this report.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Credit Agreement, dated May 29, 2009.

10.2	Amendment No. 1 to Receivables Purchase Agreement, dated May 29, 2009.

99.1	Excerpt from the Presentation of Mr. Frank C. Sullivan, Chairman and Chief Executive Officer of the Company, at the Goldman Sachs Basic Materials Conference in New York, New York on June 3, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM INTERNATIONAL INC.
Date: June 4, 2009	/s/ Edward W. Moore
Edward W. Moore
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Amendment No. 1 to Credit Agreement, dated May 29, 2009.

10.2	Amendment No. 1 to Receivables Purchase Agreement, dated May 29, 2009.

99.1	Excerpt from the Presentation of Mr. Frank C. Sullivan, Chairman and Chief Executive Officer of the Company, at the Goldman Sachs Basic Materials Conference in New York, New York on June 3, 2009.